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EXHIBIT 21 - SUBSIDIARIES OF THE DIXIE GROUP, INC.

                      SUBSIDIARIES OF THE DIXIE GROUP, INC.


SUBSIDIARY                                   STATE/COUNTRY OF INCORPORATION

CARRIAGE INDUSTRIES, INC.                                  GA
CHROMA TECHNOLOGIES, INC.                                  CA
DIXIE EXPORT, INC.                                         USVI
DIXIE FUNDING II, INC.                                     TN
FABRICA INTERNATIONAL                                      CA

                    SUBSIDIARIES OF CARRIAGE INDUSTRIES, INC.

BRETLIN, INC.                                              GA
CANDLEWICK YARNS, INC.                                     TN
DIXIE GROUP LOGISTICS, INC.                                GA